First Community Financial Partners, Inc. Announces Redemption of Subordinated Debt and New Credit Agreement

JOLIET, IL. July 2, 2015 (GLOBE NEWSWIRE) - First Community Financial Partners, Inc. (OTCQB:FCMP) (“First Community” or the “Company”), the holding company of First Community Financial Bank (the “Bank”), today announced that it redeemed all of the Company’s $4.1 million of 8% Series A Convertible Subordinated Debt and $10.0 million of 9% Subordinated Debt on June 30, 2015. The Company used the proceeds from two credit facilities discussed below to fund the redemption of the subordinated debt. Based on the current interest rate on the credit facilities, the Company expects to realize a savings of $882,000 in annual interest expense.
The Company entered into an agreement with MB Financial Bank, N.A. (“MB”) for two credit facilities (“Credit Facilities”).  The Credit Facilities include a $4.0 million revolving line of credit and a $10.1 million term loan.  The revolving line matures in 2020 and the term loan matures in 2021. The Credit Facilities have an annual interest rate of 2.25% plus the thirty day LIBOR rate, which is currently 2.436%.  The Credit Facilities are collateralized by the Company’s ownership of stock in its wholly-owned subsidiary, the Bank.
Roy C. Thygesen, Chief Executive Officer, commented, “We are pleased with these related financial transactions as the anticipated cost savings will be used for general corporate and strategic purposes. As a result of these transactions, we believe the Company will have a stronger balance sheet and greater earnings capacity.”
About First Community Financial Partners, Inc.: First Community Financial Partners, Inc., headquartered in Joliet, Illinois, is a bank holding company whose common stock trades on the OTCQB marketplace (OTCQB:FCMP). First Community Financial Partners has one bank subsidiary, First Community Financial Bank. First Community Financial Bank, based in Plainfield, Illinois, is a wholly owned banking subsidiary of First Community Financial Partners, with locations in Joliet, Plainfield, Homer Glen, Channahon, Naperville and Burr Ridge, Illinois. The Bank is dedicated to its founding principles by being actively involved in the communities it serves and providing exceptional personal service delivered by experienced local professionals.

Special Note Concerning Forward-Looking Statements
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Any statements in this release other than statements of historical facts, including statements about management’s beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. Words such as “estimate,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “should,” “may,” “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability of First Community and its wholly owned bank subsidiary to realize the synergies from the merger of its non-wholly owned bank subsidiaries, as well as a number of other factors related to the businesses of First Community and its wholly owned bank subsidiary, including: risks associated with First Community’s possible pursuit of acquisitions; economic conditions in First Community’s, and its wholly owned bank subsidiary’s; service areas; system failures; losses of large customers; disruptions in relationships with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management personnel in the future; the impact of legislation and regulatory changes on the banking industry, including the implementation of the Basel III capital reforms; losses related to cyber-attacks; and liability and compliance costs regarding banking regulations. These and other risks and uncertainties are discussed in more detail in First Community’s filings with the Securities and Exchange Commission, including First Community’s Annual Report on Form 10-K filed on March 13, 2015.
Many of these risks are beyond management’s ability to control or predict. All forward-looking statements attributable to First Community, and its wholly owned bank subsidiary, or persons acting on behalf of each of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, First Community does not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.